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                                                            Exhibit 10.19


                               PURCHASE AGREEMENT

                                     between

                          GELTEX PHARMACEUTICALS, INC.

                                       and

                               GENZYME CORPORATION

                            dated as of June 17, 1997






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                                TABLE OF CONTENTS


ARTICLE  1.  PURCHASE AND SALE OF SHARES AND LLC INTEREST...................  1
    1.1.  Authorization.....................................................  1
    1.2.  Sale and Purchase of the Shares; Sale, Assignment and
             Purchase of the LLC Interest; Payments.........................  2
    1.3.  Delivery of Certificates..........................................  2

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF GELTEX........................  2
    2.1.  Organization and Qualification of GelTex..........................  2
    2.2.  Capitalization....................................................  2
    2.3.  RenaGel, Inc......................................................  3
    2.4.  RenaGel LLC.......................................................  3
    2.5.  Issuance and Sale of Shares; Sale and Assignment of
             LLC Interest...................................................  4
    2.6.  Ownership of LLC Interest.........................................  4
    2.7.  Authority for Agreement...........................................  4
    2.8.  SEC Reports.......................................................  4
    2.9.  Financial Statements..............................................  4
    2.10.  Absence of Undisclosed GelTex Liabilities........................  5
    2.11.  No Material Adverse Change.......................................  5
    2.12.  Tax Matters......................................................  5
    2.13.  No Breach........................................................  6
    2.14.  Actions and Proceedings..........................................  7
    2.15.  Compliance with Laws.............................................  7
    2.16.  Brokerage........................................................  7
    2.17.  Full Disclosure..................................................  7

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF GENZYME.......................  8
    3.1.  Authority for Agreement...........................................  8
    3.2.  Investment........................................................  8
    3.3.  Restrictions on Transferability; Legend...........................  8
    3.4.  Experience........................................................  8
    3.5.  Brokerage.........................................................  9

ARTICLE 4.  CONDITIONS PRECEDENT............................................  9
    4.1.  Certificates and Documents........................................  9
    4.2.  Opinion of Counsel................................................  9

ARTICLE 5.  MISCELLANEOUS................................................... 10
    5.1.  Assignment........................................................ 10
    5.2.  Severability...................................................... 10
    5.3.  Notices........................................................... 10
    5.4.  Applicable Law.................................................... 11



                                       (i)


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    5.5.  Entire Agreement.................................................. 11
    5.6.  Headings.......................................................... 11
    5.7.  Counterparts...................................................... 11



                                      (ii)


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                               PURCHASE AGREEMENT



        THIS PURCHASE AGREEMENT dated as of June 17, 1997 (the "AGREEMENT") is made by and among GelTex Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 303 Bear Hill Road, Waltham, Massachusetts 02154 ("GELTEX"), and Genzyme Corporation, a Massachusetts corporation having its principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 ("GENZYME"). Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Collaboration Agreement of even date herewith (the "COLLABORATION AGREEMENT") by and among GelTex, Genzyme and RenaGel LLC, a Delaware limited liability company having its principal place of business at 303 Bear Hill Road, Waltham, Massachusetts 02154 ("RENAGEL LLC"). GelTex and Genzyme are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."


                                 R E C I T A L S

        WHEREAS, GelTex, Genzyme and RenaGel LLC have entered into a Collaboration Agreement for the development and commercialization of Collaboration Products throughout the world (excluding the Chugai Territory); and

        WHEREAS, in contemplation of such collaboration, GelTex has formed RenaGel LLC and RenaGel, Inc., a Delaware corporation and a wholly-owned subsidiary of GelTex ("RENAGEL, INC."), and has assigned one percent (1%) of its interest in RenaGel LLC to RenaGel, Inc.; and

        WHEREAS, in connection with such collaboration, GelTex desires to issue and sell to Genzyme and Genzyme desires to purchase from GelTex shares of its Common Stock; and

        WHEREAS, in connection with the collaboration, GelTex desires to sell and assign to Genzyme and Genzyme desires to purchase from GelTex a fifty percent (50%) interest in RenaGel LLC.

        NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the Parties mutually agree as follows:


             ARTICLE 1. PURCHASE AND SALE OF SHARES AND LLC INTEREST

        1.1. AUTHORIZATION. GelTex has duly authorized (a) the issuance and sale by GelTex to Genzyme of 100,000 shares (the "SHARES") of GelTex's Common Stock, $0.01 par value per share ("COMMON STOCK") and (b) the sale and assignment by GelTex to Genzyme of a fifty percent (50%) interest in RenaGel LLC (subject to adjustment pursuant to Section 4.2 of the Collaboration Agreement and pursuant to the Operating Agreement of RenaGel LLC of even date herewith by and among GelTex, Genzyme and RenaGel, Inc. (the "OPERATING AGREEMENT")) (the "LLC INTEREST").






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        1.2.    SALE AND PURCHASE OF THE SHARES; SALE, ASSIGNMENT AND PURCHASE
OF THE LLC INTEREST; PAYMENTS. Concurrently with the execution and delivery of this Agreement, GelTex hereby (a) issues and sells to Genzyme, and Genzyme hereby purchases from GelTex, the Shares for an aggregate purchase price of Two Million Five Hundred Thousand Dollars ($2,500,000) payable by Genzyme to GelTex upon execution of this Agreement and (b) sells, assigns and transfers to Genzyme, and Genzyme hereby purchases from GelTex the LLC Interest for an aggregate purchase price of Twenty-Five Million Ten Dollars ($25,000,010) payable as follows: (i) Ten Dollars ($10) payable by Genzyme to GelTex upon execution of this Agreement; (ii) Fifteen Million Dollars ($15,000,000) payable by Genzyme to GelTex within thirty (30) days following receipt by GelTex of FDA approval of the NDA for RenaGel(R) non-absorbed phosphate binder ("RENAGEL(R)"); and (iii) Ten Million Dollars ($10,000,000) payable by Genzyme to GelTex on or before the first anniversary of the date of receipt by GelTex of FDA approval of the NDA for RenaGel(R). All of the aforementioned payments shall be made in United States dollars by certified or bank check or wire transfer.

        1.3. DELIVERY OF CERTIFICATES. On the date hereof, GelTex will deliver to Genzyme one or more certificates representing the Shares registered in the name of Genzyme.


               ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF GELTEX

        In connection with the issuance and sale of the Shares and the sale and assignment of the LLC Interest by GelTex to Genzyme, GelTex hereby makes the following representations and warranties to Genzyme.

        2.1. ORGANIZATION AND QUALIFICATION OF GELTEX. GelTex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. GelTex is qualified or otherwise authorized to transact business as a foreign corporation in the Commonwealth of Massachusetts, which is the only jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized could have a material adverse effect on GelTex or its assets, properties, business, operations or condition (financial or otherwise) (the "BUSINESS OF GELTEX").

        2.2.    CAPITALIZATION.
                --------------

                (a) GelTex is authorized to issue 50,000,000 shares of Common Stock, of which 13,539,002 shares were issued and outstanding as of June 9, 1997 and 5,000,000 shares


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of Preferred Stock, $0.01 par value per share, 500,000 of which have been designated "Series A Junior Participating Preferred Stock" and none of which are issued and outstanding. No other class of capital stock of GelTex is authorized or outstanding. All of the issued and outstanding shares of GelTex's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. None of the issued and outstanding shares have been issued in violation of any federal or state law except for violations as would not have a material adverse effect on the Business of GelTex.

                (b) Options representing in the aggregate the right to purchase 1,103,656 shares of Common Stock pursuant to GelTex's 1992 Equity Incentive Plan and GelTex's 1995 Director Stock Option Plan and (ii) warrants representing in the aggregate the right to purchase 11,400 shares of Common Stock, are outstanding as of the date hereof.

                (c) 250,000 shares of Common Stock are reserved for issuance under GelTex's 1995 Employee Stock Purchase Plan as of the date hereof.

                (d) Except (i) as set forth in paragraphs (a), (b) and (c) of this Section 2.2, or as a result of the exercise of outstanding options or rights set forth therein, (ii) for certain rights of repurchase granted to GelTex in connection with the exercise of certain unvested stock options and
(iii) for any Rights or shares that may be issued or purchased upon certain circumstances described in the Rights Agreement by and between GelTex and American Stock Transfer and Trust Company dated March 1, 1996, there are not, as of the Effective Date, any other shares of GelTex capital stock authorized or outstanding or any subscriptions, options, conversion or exchange rights, warrants, repurchase or redemption agreements, or other agreements, commitments or obligations of GelTex to issue, transfer, sell, repurchase or redeem any shares of its capital stock or other securities of GelTex. To the best knowledge of GelTex, there are no written stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of GelTex.

        2.3. RENAGEL, INC.. RenaGel, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, GelTex is the sole stockholder of RenaGel, Inc. and Mark Skaletsky is the sole director of RenaGel, Inc.

        2.4. RENAGEL LLC. RenaGel LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as contemplated by the Collaboration Agreement. Other than in the Commonwealth of Massachusetts, RenaGel LLC is not required to be qualified or otherwise authorized to transact business as a foreign limited liability company in any jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized could have a material adverse effect on RenaGel LLC or its assets, properties business,





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operations or condition (financial or otherwise) (the "BUSINESS OF RENAGEL
LLC"). The appropriate documents have been filed to qualify RenaGel LLC as a foreign limited liability company in the Commonwealth of Massachusetts. Immediately prior to the execution and delivery of this Agreement, GelTex is the sole member of RenaGel LLC and GelTex and RenaGel, Inc. each hold a fifty percent (50%) ownership interest in RenaGel LLC. GelTex has previously exclusively licensed (subject to certain exceptions described in the Collaboration Agreement) to RenaGel LLC all of its right, title and interest in RenaGel(R) and other non-absorbed phosphate binders and technology relating thereto, including without limitation all patents, know-how, trade secrets, and pre-clinical and clinical data.

        2.5. ISSUANCE AND SALE OF SHARES; SALE AND ASSIGNMENT OF LLC INTEREST. The issuance and delivery of the Shares and the sale of the LLC Interest by GelTex have been duly authorized and the Shares have been duly reserved for issuance by all necessary corporate action on the part of GelTex, and the Shares, when issued and paid for, will be duly and validly issued, fully paid and non-assessable. Based in part on the representations made by Genzyme set forth in Article 4 below, the offer, issuance and sale of the Shares and the offer and sale of the LLC Interest pursuant to this Agreement are exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and applicable state securities laws. GelTex has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the offer and sale of the LLC Interest.

        2.6. OWNERSHIP OF LLC INTEREST. GelTex is the legal and beneficial owner of all of the LLC Interest, free and clear of all liens, encumbrances, restrictions and claims of all kinds. GelTex has full legal right, power and authority to sell, assign, convey, transfer and deliver the LLC Interest to Genzyme pursuant to this Agreement. The assignment by GelTex of the LLC Interest, together with the execution of the Operating Agreement, pursuant to the provisions hereof will transfer to Genzyme valid title to the LLC Interest, free and clear of all liens, encumbrances, restrictions and claims of every kind arising through GelTex.

        2.7. AUTHORITY FOR AGREEMENT. The execution, delivery and performance by GelTex of this Agreement has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by GelTex. This Agreement constitutes the valid and binding obligation of GelTex enforceable against GelTex in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally and to general principles of equity.

        2.8. SEC REPORTS. GelTex has previously delivered to Genzyme its (i) Annual Report on Form 10-K for the year ended December 31, 1996 (the "GELTEX 10-K"), as filed with the Securities and Exchange Commission (the "SEC"), (ii) all proxy statements relating to GelTex's meetings of stockholders held or currently scheduled to be held since December 31,



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1996 and (iii) all other reports filed by GelTex with the SEC under the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") since December 31, 1996. As of their respective dates, such reports complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. GelTex has timely filed with the SEC all reports required to be filed under Section 13, 14 or 15(d) of the Exchange Act since December 31, 1996.

        2.9. FINANCIAL STATEMENTS. The financial statements contained in the GelTex 10-K and in GelTex's quarterly report on Form 10-Q for the quarter ended March 31, 1997 (the "GELTEX 10-Q") have been prepared from, and are in accordance with, the books and records of GelTex and present fairly, in all material respects, the financial condition and results of operations of GelTex as of and for the periods presented therein, all in conformity with United States generally accepted accounting principles, consistently applied, except as otherwise noted therein and subject (in the case of the unaudited financial statements included in the GelTex 10-Q) to normal year-end adjustments, which are not, in the aggregate, material.

        2.10. ABSENCE OF UNDISCLOSED GELTEX LIABILITIES. As of December 31, 1996, GelTex had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, (a) required to be reflected or disclosed on the balance sheets dated December 31, 1996 (or the notes thereto) included in the GelTex 10-K that were not adequately reflected or reserved against on such balance sheets or (b) for the payment of any dividends, or any other distribution, to the stockholders of GelTex. Except for certain capital contributions and process development funding required pursuant to the Contract Manufacturing Agreement and the Research Services Agreement by and between GelTex and Dow Chemical and a payment of $1,500,000 required to be made to Abbott Laboratories as a one time royalty payment (which GelTex and Abbott Laboratories have agreed to re-characterize as a payment for FDA qualification work), all of which have been previously disclosed to Genzyme, GelTex has no liabilities, other than liabilities (i) adequately reflected or reserved against on such balance sheet, (ii) reflected in GelTex's unaudited consolidated balance sheets (or the notes thereto) included in the GelTex 10-Q, (iii) incurred since December 31, 1996 in the ordinary course of business or (iv) that would not, in the aggregate, have a material adverse effect on GelTex.

        2.11. NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, there has not been any material adverse change in the assets, properties, business, prospects, results of operations or financial condition of GelTex taken as a whole, except for continuing losses from operations.

        2.12.   TAX MATTERS.
                -----------

                (a) Except for any taxes that may be due upon the completion of an on-going Massachusetts Department of Revenue sales tax audit, and except for any taxes that



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may be due upon the filing of the 1996 Federal and state income tax returns currently under extension, GelTex has paid or caused to be paid all federal, state, county, local, foreign and other taxes, including without limitation income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, import duties, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income and all deficiencies, or other additions to such taxes and interest, fines and penalties thereon (hereinafter, "TAXES" or, individually, a "TAX") required to be paid by GelTex through the date hereof whether disputed or not. The provisions for Taxes reflected in the financial statements referenced in Section 2.8 above are adequate to cover any and all Tax liabilities of GelTex in respect of its assets, properties, business and operations during the periods covered by said financial statements and all prior periods. Except for its knowledge of the on-going Massachusetts Department of Revenue sales tax audit, GelTex does not know of any Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith, asserted or threatened to be asserted against GelTex by any taxing authority.

                (b) GelTex has in accordance with applicable law timely filed or received an extension for filing of all Tax reports or returns required to be filed by it through the date hereof. Each of the Tax reports and returns filed by GelTex correctly and accurately reflects the amount of its Tax liability for such period and other required information. Except for its knowledge of the on-going Massachusetts Department of Revenue sales tax audit, there has not been any audit of any Tax return filed by GelTex and no audit of any Tax return of GelTex is in progress and GelTex has not been notified by any Tax authority that any such audit is contemplated or pending. No waiver or agreement by GelTex is in force for the extension of time for the assessment or payment of any Tax. No claim has ever been made by an authority in a jurisdiction where GelTex does not file reports or returns that GelTex is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of GelTex that arose in connection with any failure (or alleged failure) to pay any Taxes. GelTex has never entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "CODE").

                (c) For purposes of this Agreement, all references to sections of the Code shall include any predecessor provisions to such sections and any similar provisions of federal, state, local or foreign law.

        2.13. NO BREACH. The execution, delivery and performance of this Agreement, the Collaboration Agreement and the Operating Agreement and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Restated Certificate of Incorporation or By-laws of GelTex, the Certificate of Incorporation or By-laws of RenaGel, Inc. or the Certificate of Formation of RenaGel LLC; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or




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other agreement to which GelTex is a party or to which any of the assets or properties of GelTex or RenaGel LLC may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, GelTex, RenaGel, Inc. or RenaGel LLC or upon the securities, properties, assets or business of GelTex, RenaGel, Inc. or RenaGel LLC; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to GelTex, RenaGel, Inc. or RenaGel LLC or to the securities, properties, assets or business of GelTex, RenaGel, Inc. or RenaGel LLC, respectively; (v) require the approval, consent or authorization of, or registration or filing with, any foreign, federal, state, local or other governmental or regulatory body or the approval, consent, waiver or notification of any stockholder, creditor, lessor or other non-governmental and non-regulatory persons; or (vi) result in the creation of any lien or other encumbrance on the assets or properties of GelTex, RenaGel, Inc. or RenaGel LLC, excluding from clauses (ii) - (vi) such matters as would not in the aggregate have a material adverse effect on the Businesses of GelTex, RenaGel, Inc. or RenaGel LLC or upon the transactions contemplated hereby or by the Collaboration Agreement or the Operating Agreement. Prior to the date hereof, neither RenaGel LLC nor RenaGel, Inc. was a party to any contracts or agreements with a Third Party.

        2.14. ACTIONS AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against GelTex or RenaGel LLC or affecting any of their respective properties or rights. There are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the best knowledge of GelTex, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of GelTex, threatened against GelTex or RenaGel LLC or affecting any of their respective properties or rights. To the best knowledge of GelTex, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon the Businesses of GelTex or RenaGel LLC. References in this Agreement to the Business of RenaGel, Inc. or RenaGel LLC mean the assets, properties, business, operations or condition (financial or otherwise) of RenaGel, Inc. or RenaGel LLC, as applicable.

        2.15. COMPLIANCE WITH LAWS. Neither GelTex nor RenaGel LLC is in violation of any statute, law, rule or regulation, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality specifically naming GelTex or RenaGel LLC, including without limitation laws relating to environmental protection, except for such violations or defaults which do not, individually or in the aggregate, materially and adversely affect the Businesses of GelTex or RenaGel LLC.

        2.16. BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of GelTex in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with GelTex or any action taken by either GelTex or RenaGel, Inc.



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
        2.17. FULL DISCLOSURE. No representation or warranty of GelTex contained in this Agreement nor the GelTex 10-K or the GelTex 10-Q, taken as a whole as of the date hereof, (i) contains an untrue statement of a material fact or omits to state a material fact (i) required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading or (ii) omits to state a material fact that materially adversely affects, or (in the reasonable business judgment of GelTex based on facts of which it has knowledge) is likely to materially adversely affect the Business of GelTex, and, to the best knowledge of GelTex, no other document or paper furnished by or on behalf of GelTex to Genzyme (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole as of the date hereof together with the representations and warranties of GelTex contained in this Agreement and the GelTex 10-K and GelTex 10-Q contains an untrue statement of a material fact. There is no fact known to GelTex that has not been disclosed to Genzyme in this Agreement or otherwise that materially adversely affects, or (in the reasonable business judgment of GelTex based on facts of which it has knowledge) is likely to materially adversely affect the Business of RenaGel LLC.


              ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF GENZYME

        In connection with the purchase by Genzyme of the Shares and the LLC Interest from GelTex, Genzyme hereby makes the following representations and warranties to GelTex.

        3.1. AUTHORITY FOR AGREEMENT. The execution, delivery and performance by Genzyme of this Agreement has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by Genzyme. This Agreement constitutes the valid and binding obligation of Genzyme enforceable against Genzyme in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally and to general principles of equity.

        3.2. INVESTMENT. Genzyme is acquiring the Shares and the LLC Interest solely for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; Genzyme does not have any present plans to enter into any contract, undertaking, agreement or arrangement relating thereto.

        3.3. RESTRICTIONS ON TRANSFERABILITY; LEGEND. Genzyme understands that neither the Shares nor the LLC Interest has been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions thereunder. Genzyme acknowledges and is aware that neither the Shares nor the LLC Interest can be resold unless the Shares or the LLC Interest, respectively, are registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available, and that it has no rights to require that the Shares or the LLC Interest be registered under the Securities Act or any state securities laws.


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
        3.4. EXPERIENCE. Genzyme has carefully reviewed (i) the representations concerning GelTex and RenaGel LLC contained in this Agreement,
(ii) the GelTex 10-K and (iii) the GelTex 10-Q, and has had the opportunity to make detailed inquiry concerning GelTex, RenaGel LLC and their respective businesses and personnel. The officers of GelTex have made available to Genzyme any and all written information which it has requested and have answered to Genzyme's satisfaction all inquiries made by Genzyme. Genzyme has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in GelTex and RenaGel LLC. Genzyme's overall commitments to investments which are not readily marketable is not disproportionate to its net worth, and Genzyme's investment in the Shares and the LLC Interest will not cause such overall commitment to become excessive. Genzyme has sufficient knowledge and experience to evaluate the risk of its investment in each of GelTex and RenaGel LLC.

        3.5. BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of Genzyme in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Genzyme, or any action taken by it.


                         ARTICLE 4. CONDITIONS PRECEDENT

        4.1. CERTIFICATES AND DOCUMENTS. Contemporaneously with the execution of this Agreement, GelTex shall deliver to Genzyme:

        (a) The Restated Certificate of Incorporation of GelTex, certified by the Secretary of State of Delaware as of the most recent practicable date;

        (b) The Certificate of Formation of RenaGel LLC, certified by the Secretary of the State of Delaware as of the most recent practicable date;

        (c) The Certificate of Incorporation of RenaGel, Inc., certified by the Secretary of the State of Delaware as of the most recent practicable date;

        (d) Certificate, as of the most recent practicable date, as to the corporate good standing and legal existence of GelTex issued by the Secretary of State of Delaware and the Secretary of the Commonwealth of Massachusetts, each confirming such good standing and legal existence as of such date, together with a facsimile from the Secretary of State of Delaware confirming the legal existence of GelTex as of the most recent practicable date;

        (e) Facsimile from the Secretary of State of Delaware dated the most recent practicable date confirming the corporate good standing and legal existence of RenaGel LLC on the most recent practicable date;




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


        (f) By-laws of GelTex, certified by its Secretary as of the most recent practicable date; and

        (g) Resolutions of the Board of Directors of GelTex authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary of GelTex as of the most recent practicable date.

        4.2. OPINION OF COUNSEL. Contemporaneously with the execution of this Agreement, GelTex shall deliver to Genzyme an opinion of counsel to GelTex, dated as of the date hereof and addressed to Genzyme, in a form reasonably acceptable to Genzyme and its counsel.


                            ARTICLE 5. MISCELLANEOUS

        5.1. ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by any Party without the consent of the other Party; provided, however, that either Party may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any member of an affiliated group, all or substantially all of the equity interest of which is owned and controlled by such Party or its direct or indirect parent corporation or (b) in connection with a merger, consolidation or sale of substantially all of such Party's assets to an unrelated Third Party; provided, however, that such Party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

        5.2. SEVERABILITY. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.



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        5.3.    NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance with this Section 5.3, and shall be effective upon receipt by the addressee.

         If to                      GelTex Pharmaceuticals, Inc.
         GelTex:                    303 Bear Hill Road
                                    Waltham, Massachusetts 02154
                                    Attention: President
                                    Facsimile: (617) 672-5822

         with a copy to:            GelTex Pharmaceuticals, Inc.
                                    303 Bear Hill Road
                                    Waltham, Massachusetts 02154
                                    Attention: Corporate Counsel
                                    Facsimile: (617) 672-5822

         If to                      Genzyme Corporation
         Genzyme:                   One Kendall Square
                                    Cambridge, Massachusetts 02139
                                    Attention: President
                                    Facsimile: (617) 374-7423

         with a copy to:            Genzyme Corporation
                                    One Kendall Square
                                    Cambridge, Massachusetts 02139
                                    Attention: Chief Legal Counsel
                                    Facsimile: (617) 252-7553

        5.4. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        5.5. ENTIRE AGREEMENT. This Agreement together with the Collaboration Agreement and the Operating Agreement contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by the Parties. Each of the Parties hereby acknowledges that this Agreement, the Collaboration Agreement and the Operating Agreement are each the result of mutual negotiation and therefore any ambiguity in their respective terms shall not be construed against the drafting Party.


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        5.6.    HEADINGS. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

        5.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


                                   GELTEX PHARMACEUTICALS, INC.


                                   By: /s/  Mark Skaletsky
                                       --------------------------------------
                                   Title: President and CEO


                                   GENZYME CORPORATION


                                   By: /s/  Peter Wirth
                                       --------------------------------------
                                   Title: Executive Vice President




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